Exhibit 99.1
ANDRX CORPORATION REPORTS FINANCIAL RESULTS
FOR 2006 SECOND QUARTER
FORT LAUDERDALE, FLORIDA, August 8, 2006 — Andrx Corporation (Nasdaq: ADRX) (“Andrx” or the “Company”) today announced its financial results for the three and six months ended June 30, 2006 (the “2006 Quarter” and “2006 Period,” respectively), which are discussed more extensively in Andrx’s Form 10-Q for the 2006 Quarter (the “June 2006 10-Q”) being filed with the U.S. Securities and Exchange Commission (SEC). Once filed with the SEC, the June 2006 10-Q will be available on the Company’s website at www.andrx.com (Investor Relations/SEC filings).
The following was extracted from our unaudited condensed consolidated statements of operations included in the June 2006 10-Q (in thousands, except per share amounts).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Total revenues	$254,751	$261,710	$496,180	$540,093

Income (loss) before income taxes and cumulative effect of a change in accounting principle	$2,227	$12,900	$(16,208)	$(9,107)

Net income (loss)	$1,437	$7,998	$(9,869)	$43,335

Earnings (loss) per share
Basic	$0.02	$0.11	$(0.13)	$0.59
Diluted	$0.02	$0.11	$(0.13)	$0.59
Andrx Chief Executive Officer, Thomas P. Rice, said: “In the 2006 Quarter distributed products revenues benefited from the launches of generic Pravachol® and generic Zocor®. Although the industry continues to experience price erosion on existing products, the top-line trend in our distribution business is returning to growth as generic versions of high sales volume brand products are launched. In our generic products business, although revenues continue to be affected by no launches, Cartia XT® and Taztia XT® have not been impacted by additional competitors.”
“We were pleased to receive stockholder approval for our merger with Watson at our June 28 Special Meeting. On July 7, 2006, Watson and Andrx entered into an agreement to amend the merger agreement to extend the outside closing date to November 13, 2006. As a direct result of our efforts towards completing the merger, this quarter’s results of operations include $3.8 million in merger expenses. We anticipate closing the merger in the third or fourth quarter of 2006, and look forward to the success of the combined organizations.”
Mr. Rice concluded, “We believe we continue to make considerable progress improving our compliance with current Good Manufacturing Practices (cGMP). Accordingly, our work with consultants is ongoing. The quarter’s results included $6 million in consulting fees related to improving our pharmaceutical operations. On July 25, 2006, we met with the FDA in Washington D.C. to further discuss our responses to our April 2006 Form 483 and other improvements we continue to make at Andrx to our quality and manufacturing systems.”

Highlights for 2006 Second Quarter
DISTRIBUTED PRODUCTS
On a quarterly sequential basis, distributed products revenue increased 11.5% to $177.4 million in the 2006 Quarter from $159.1 million for the 2006 first quarter. In the 2006 Quarter, gross profit on distributed products was $31.9 million, or a gross margin of 18.0%, compared to gross profit of $32.2 million, or a gross margin of 20.2%, for the 2006 first quarter. In the 2006 Quarter, distributed products revenues increased 5.1% from $168.8 million for the three months ended June 30, 2005 (the “2005 Quarter”). Distributed products revenue growth in the 2006 Quarter is primarily the result of our participation in the distribution of new generic product introductions but also includes $2.6 million in increased sales of certain brand products, partially offset by the overall price declines and competition for market share as is common to generic products.
ANDRX PRODUCTS
On a quarterly sequential basis, revenues from Andrx generic products were flat at $68.5 million. Andrx generic products revenues decreased 12.5% in the 2006 Quarter, compared to $78.3 million in the 2005 Quarter. The decline is primarily due to decreased revenues from our generic versions of Glucotrol XL®, supplied by Pfizer Inc., Glucophage®, OTC generic Claritin-D® 24, and Dilacor XR®, partially offset by increased revenues from our generic versions of Tiazac® and Cardizem® CD, and Ventolin®, supplied by Amphastar Pharmaceuticals, Inc. Our generic business did not launch any significant products during the first half of 2006 or 2005. In the 2006 Quarter, our generic products generated a gross profit of $16.5 million with a gross margin of 24.0%, compared to gross profit of $22.5 million with a gross margin of 28.8% in the 2005 Quarter. Charges directly to cost of goods sold in the 2006 Quarter include, among other things, $1.4 million related to production of commercial inventories, $5.8 million related to consulting fees to improve our quality and manufacturing processes, $2.2 million in other inventory related charges, and $1.9 million of accelerated depreciation and amortization of the oral contraceptive assets in Davie, Florida.
LICENSING, ROYALTIES AND OTHER REVENUES
In the 2006 Quarter, licensing, royalties and other revenues decreased to $8.8 million, compared to $14.6 million in the 2005 Quarter primarily due to decreased revenues from Sciele Pharma, Inc. (formerly known as First Horizon Pharmaceutical Corporation) related to our former brand products, and the expiration of revenue generating activities from certain alliances. Our profit participation under our agreements with KUDCo and Ranbaxy ceased in February 2006 and June 2005, respectively. On a quarterly sequential basis, licensing, royalties and other revenues decreased by $5.0 million from $13.8 million for the 2006 first quarter mainly due to lower revenues from Sciele Pharma, and no revenues from KUDCo’s sales of generic Prilosec and Mallinckrodt, Inc.’s sales of generic Anexsia®.
SG&A
Selling, general and administrative expenses (SG&A) were $41.0 million for the 2006 Quarter, or 16.1% of total revenues, compared to $39.1 million, or 14.9% of total revenues for the 2005 Quarter. On a quarterly sequential basis, SG&A expenses decreased by $2.4 million from $43.4 million for the 2006 first quarter, primarily due to the $4.0 million amendment fee to Teva Pharmaceuticals USA, Inc. in the 2006 first quarter associated with the oral contraceptives agreement. The 2006 Quarter includes $3.8 million in merger expenses, while the 2006 first quarter included $2.8 million in merger expenses.
R&D
Research and development expenses (R&D) were $13.0 million in the 2006 Quarter, compared to $12.6 million in the 2005 Quarter. The increase in R&D spending was attributable to an increase in our contract services R&D of $776,000 primarily due to increased costs associated with the development of a combination product comprised of our extended-release metformin product and Takeda Chemical Industries, Ltd.’s Actos®. On a quarterly sequential basis, R&D decreased slightly from $13.6 million for the 2006 first quarter. We submitted three ANDAs to the FDA in the 2006 Quarter.

INCOME TAXES
For the 2006 Quarter, we provided for an income tax expense of $790,000, at the expected annual effective federal statutory rate of 35%. The effect of state income taxes was offset by our expected permanent items, which include, among other things, the domestic manufacturing deduction resulting as set forth in the American Jobs Creation Act of 2004. For the 2005 Quarter, we provided for an income tax expense of $4.9 million, which was in excess of the expected annual effective federal statutory rate of 35% primarily due to the effect of state income taxes.
BALANCE SHEET
As of June 30, 2006, we had $368 million in total cash, cash equivalents and total investments available for sale, and $594 million of working capital. Deferred revenues were $105 million, primarily related to cash received from our transactions with Takeda and Sciele Pharma.
Capital expenditures were $14.8 million in the 2006 Period compared to $13.0 million for the 2005 Period.
About Andrx Corporation
We are a pharmaceutical company that:
•	develops and commercializes generic versions of primarily controlled-release pharmaceutical products as well as oral contraceptives, and selective immediate-release products;

•	distributes pharmaceutical products, primarily generics, which have been commercialized by others, as well as our own, primarily to independent and chain pharmacies and physicians’ offices; and

•	develops and manufactures pharmaceutical products for other pharmaceutical companies, including combination products and controlled-release formulations.
Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of Andrx that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including but not limited to, which sanctions, if any, the FDA may seek in connection with its decision to place us in OAI status or after any current or future inspections, including without limitation sanctions relating to any failure to comply with cGMP requirements and if and when the “hold” on pharmaceutical product applications will be lifted; whether we will be able to satisfactorily resolve the FDA’s April 2006 483 — List of Inspectional Observations; our dependence on a relatively small number of products; the timing and scope of patents issued to our competitors; the timing and outcome of patent, class action, derivative and other litigation and future product launches; the submission and resolution of Citizen Petitions; whether we will be awarded any marketing exclusivity period and, if so, the precise dates thereof; whether we will forfeit our, or our partner’s, exclusivity or whether that exclusivity will expire before we enjoy a full 180 days of exclusivity; whether additional charges related to pre-launch inventory will be required; additional facilities impairment charges; government regulation generally; competition; manufacturing capacities; our ability to develop and successfully commercialize new products; Active Pharmaceutical Ingredient (API) issues; the loss of revenues and profits from existing key products; increasing pricing pressures as a result of more competitors, including the launch of authorized generics into an exclusivity period; development and marketing expenses that may not result in commercially successful products; our inability to obtain, or the high cost of obtaining, licenses for third party technologies; our ability to meet the supply and manufacturing requirements of the Sciele Pharma, L. Perrigo Company, Takeda or Teva Pharmaceuticals USA agreements; the fact that our generic products are sold to, among others, major wholesalers, with whom we compete in our distribution operations; the consolidation or loss of customers; certain pricing guaranties to our distribution customers for products which cannot be returned to the manufacturers; our relationship with our suppliers and customers and their views, actions and reactions towards us following the announcement of our Watson transaction; difficulties in integrating, and potentially significant charges associated with, acquisitions of technologies, products and businesses; our inability to obtain sufficient finished goods for distribution, supplies and/or API from key suppliers; the impact of sales allowances; product liability claims; rising costs and limited availability of product liability and other insurance; management changes and the potential loss of key personnel; failure to comply with environmental laws; the absence of certainty regarding the receipt of required regulatory approvals or the timing or terms of such approvals; our ability to commercialize all of our pre-launch inventory; business interruption due to hurricanes or other events outside of our control and the completion of our merger with Watson Pharmaceuticals, Inc. Actual results may differ materially from those projected in a forward-looking statement. We are also subject to other risks detailed in our 2005 Annual Report, or, from time to time, in our other SEC filings. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our 2005 Annual Report and in our other SEC filings.
Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as expressly required by law.
This release and additional information about Andrx Corporation is also available on the Internet at: http://www.andrx.com.

Contact:	Angelo C. Malahias, President and Chief Financial Officer or Allison F. Tomek, Director, Investor Relations and Corporate Communications Tel: 954-382-7600

Andrx Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Distributed products	$177,444	$168,821	$336,535	$348,546
Andrx products	68,509	78,335	137,024	170,749
Licensing, royalties and other	8,798	14,554	22,621	20,798

Total revenues	254,751	261,710	496,180	540,093

Operating expenses:
Cost of goods sold	203,131	199,640	410,593	400,794
Selling, general and administrative	41,011	39,087	84,412	101,840
Research and development	12,977	12,569	26,547	24,680
Goodwill impairment charge	—	—	—	26,316

Total operating expenses	257,119	251,296	521,552	553,630

Income (loss) from operations	(2,368)	10,414	(25,372)	(13,537)

Other income (expense):
Equity in earnings of unconsolidated joint ventures	615	715	1,291	1,739
Interest income	3,980	2,355	7,873	3,961
Interest expense	—	(584)	—	(1,270)

Income (loss) before income taxes and cumulative effect of a change in accounting principle	2,227	12,900	(16,208)	(9,107)
Provision (benefit) for income taxes	790	4,902	(5,644)	(52,442)

Income (loss) before cumulative effect of a change in accounting principle	1,437	7,998	(10,564)	43,335
Cumulative effect of a change in accounting principle, net of income taxes of $408	—	—	695	—

Net income (loss)	$1,437	$7,998	$(9,869)	$43,335

Earnings (loss) before cumulative effect of a change in accounting principle per share:
Basic	$0.02	$0.11	$(0.14)	$0.59

Diluted	$0.02	$0.11	$(0.14)	$0.59

Earnings (loss) per share:
Basic	$0.02	$0.11	$(0.13)	$0.59

Diluted	$0.02	$0.11	$(0.13)	$0.59

Weighted average shares of common stock outstanding:
Basic	73,877	73,224	73,770	73,119

Diluted	74,476	73,657	73,770	73,624

Andrx Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,660	$34,066
Short-term investments available-for-sale, at market value	293,457	247,957
Accounts receivable, net of allowance for doubtful accounts of $4,026 and $3,624 at June 30, 2006 and December 31, 2005, respectively	149,712	148,186
Inventories	229,513	235,040
Deferred income tax assets, net	74,142	62,432
Assets held for sale	29,319	29,319
Prepaid and other current assets	14,980	15,152

Total current assets	806,783	772,152

Long-term investments available-for-sale, at market value	58,431	123,105
Property, plant and equipment, net	233,450	249,224
Goodwill	7,665	7,665
Other intangible assets, net	3,366	4,590
Other assets	10,554	10,178

Total assets	$1,120,249	$1,166,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$118,899	$169,664
Accrued expenses and other liabilities	94,123	88,990

Total current liabilities	213,022	258,654

Deferred income tax liabilities	30,152	31,856
Deferred revenue	105,192	99,494

Total liabilities	348,366	390,004

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock; $0.001 par value, 1,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.001 par value, 200,000 shares authorized; 73,881 and 73,567 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	74	74
Additional paid-in capital	522,477	532,376
Restricted stock units, net	—	(14,634)
Retained earnings	250,471	260,340
Accumulated other comprehensive loss, net of income tax benefit	(1,139)	(1,246)

Total stockholders’ equity	771,883	776,910

Total liabilities and stockholders’ equity	$1,120,249	$1,166,914

Andrx Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net (loss) income	$(9,869)	$43,335
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	17,887	17,429
Provision for doubtful accounts	1,214	995
Non-cash impairment charges	16,837	26,865
Non-cash share-based compensation	2,137	1,360
Amortization of deferred revenue	(4,302)	(1,302)
Equity in earnings of unconsolidated joint ventures	(1,291)	(1,739)
Deferred income tax benefit	(13,884)	(20,264)
Change in liabilities for uncertain tax positions	(38)	(32,344)
Excess income tax benefit on share-based awards	200	1,162
Cumulative effect of a change in accounting principle, net of income taxes of $408	(695)	—
Changes in operating assets and liabilities:
Accounts receivable	(2,740)	10,122
Inventories	5,527	35,561
Prepaid and other current assets	172	(17,034)
Other assets	(146)	109
Accounts payable	(50,765)	1,012
Accrued expenses and other liabilities	1,730	(11,581)
Deferred revenue	10,000	10,000

Net cash (used in) provided by operating activities	(28,026)	63,686

Cash flows from investing activities:
Purchases of investments available-for-sale	(266,837)	(342,776)
Maturities and sales of investments available-for-sale	286,180	206,935
Purchases of property, plant and equipment, net	(14,830)	(13,049)
Proceeds from the sale and licensing of assets and rights	—	73,333
Distributions from unconsolidated joint ventures	1,061	3,629
Refund of deposit for product rights	—	10,000
Payment for product rights	—	(4,500)

Net cash provided by (used in) investing activities	5,574	(66,428)

Cash flows from financing activities:
Proceeds from issuances of common stock in connection with exercises of stock options	3,323	3,260
Proceeds from issuances of common stock in connection with the employee stock purchase plan	495	643
Principal payments on capital lease obligations	—	(1,530)
Excess income tax benefit on share-based awards	228	—

Net cash provided by financing activities	4,046	2,373

Net decrease in cash and cash equivalents	(18,406)	(369)
Cash and cash equivalents, beginning of period	34,066	42,290

Cash and cash equivalents, end of period	$15,660	$41,921

(Continued)

Andrx Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)
(Continued)

	Three Months Ended
	June 30,
	2006	2005
Supplemental disclosure of non-cash investing and financing activities:
Issuance of restricted stock units, net	$—	$(11,602)

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